FOR IMMEDIATE RELEASE	Contact: Matt Funke, CFO
July 26, 2016	(573) 778-1800

SOUTHERN MISSOURI BANCORP RESCHEDULES CONFERENCE CALL TO DISCUSS
FOURTH QUARTER, FISCAL 2016 RESULTS FOR WEDNESDAY, JULY 27, AT 3:30PM CENTRAL TIME

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (“Company”) (NASDAQ: SMBC) had previously announced that it would host a conference call on Tuesday, July 26, 2016, at 3:30 p.m. central time. Due to technical difficulties on the part of the Company’s third-party provider of the conferencing service, the call was not held as scheduled. The Company apologizes for the inconvenience.

The Company has rescheduled the call for Wednesday, July 27, 2016, at 3:30 p.m. central time (4:30 p.m. eastern). The purpose of the call is to review the information provided by the Company in its quarterly earnings release, dated July 25, 2016. The call will be available live to interested parties by calling 1-888-339-0709 in the United States (Canada: 1-855-669-9657, international: 1-412-902-4189). Participants should ask to be joined into the Southern Missouri Bancorp (SMBC) call. Telephone playback will be available beginning one hour following the conclusion of the call through August 10, 2016. The playback may be accessed by dialing 1-877-344-7529 (Canada: 1-855-669-9658, international: 1-412-317-0088), and using the conference passcode 10090434.